Exhibit 10.28

CONSENT AND THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of February 14, 2022, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, VA 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender, EQUILLIUM, INC., a Delaware corporation with offices located at 2223 Avenida de la Playa, Suite 105, La Jolla, California 92037 (“Existing Borrower”), and BIONIZ THERAPEUTICS, INC., a Delaware corporation with offices located at 5 Mason, Ste 275, Irvine, CA 92618 (“Bioniz” or “New Borrower” and together with Existing Borrower, individually and collectively, jointly and severally, “Borrower”).

Recitals

A.
Collateral Agent, Lenders and Existing Borrower have entered into that certain Loan and Security Agreement dated as of September 30, 2019 (as amended, supplemented or otherwise modified from time to time, including by that certain First Amendment to Loan and Security Agreement dated as of December 18, 2020 and that certain Second Amendment to Loan and Security Agreement dated as of April 23, 2021, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Existing Borrower certain loans in accordance with the terms and conditions thereof.
B.
Lenders have extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.
C.
Existing Borrower has formed wholly owned subsidiary Project JetFuel Merger Sub, Inc., a Delaware corporation (“Merger Sub”), for the purpose of acquiring New Borrower via a merger with Merger Sub whereby Merger Sub will be merged with and into New Borrower resulting in New Borrower remaining as a wholly owned subsidiary of Existing Borrower, all pursuant to the terms of that certain Agreement and Plan of Merger (in the form attached hereto as Exhibit A, the “Merger Agreement”) dated as of February 14, 2022, by and among Existing Borrower, Merger Sub, New Borrower, and Kevin Green, a resident of the State of California, solely in his capacity as stockholder representative.
D.
Pursuant to the Loan Agreement the Existing Borrower is required to obtain the prior consent of the Lenders and the Collateral Agent prior to consummating the Merger (as defined in the Merger Agreement as in effect on the date hereof). Existing Borrower has requested that Collateral Agent and Lenders (i) consent to the Merger, (ii) add New Borrower as a Borrower under the Loan Agreement and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
E.
Collateral Agent and Lenders have agreed to provide such consent and to modify and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.
Consent.
2.1
Subject to the terms and conditions hereof, including Section 2.2 hereof, the Collateral Agent and the Lenders hereby consent to Existing Borrower’s execution, delivery and performance of the Merger Agreement and consummating the Merger and other transactions contemplated thereby; provided, however, any amendment to the Merger Agreement, including any exhibit or schedule thereto, that would either (a) adversely affect the Lenders or (b) materially and adversely affect Existing Borrower, shall be subject to the prior written approval of the Collateral Agent and the Lenders. Except for the consent set forth in this Section 2.1, the Collateral Agent and the Lenders have not consented to, and are not consenting to, any other transaction or action or inaction in violation of the Loan Agreement or any other Loan Document, whether in connection with the Merger or otherwise. The consent set forth in this Section 2.1 is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document including, without limitation, a waiver of any default or Event of Default under the Loan Agreement resulting from Existing Borrower’s failure to consummate the Merger or the breach or fulfilment of any of Existing Borrower’s obligations under the Merger Agreement, or (b) otherwise prejudice any right or remedy which Lenders may now have or may have in the future under or in connection with any Loan Document.
2.2
The consent of the Collateral Agent and the Lenders to the execution and delivery of the Merger Agreement and consummating the Merger, is subject to Existing Borrower’s satisfaction of the following conditions:
(a)
immediately prior to the Merger, and after giving effect to the Merger, no Event of Default shall have occurred and be continuing or would result therefrom;
(b)
all transactions in connection with the Merger shall be consummated, in all material respects, in accordance with applicable law;
(c)
Bioniz shall be in the same line of business as is conducted by Existing Borrower as of the Effective Date (or a line of business reasonably related thereto);
(d)
the Merger shall not cause the focus of Existing Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of the United States;
(e)
upon consummation of the Merger, Bioniz shall become a wholly owned subsidiary of Existing Borrower;
(f)
in connection with the Merger, neither Borrower nor any of its Subsidiaries (including for this purpose, Bioniz or any of its Subsidiaries (if any)) shall acquire or be subject to any Indebtedness (other than Indebtedness consisting of milestone or other earnout consideration owed by Borrower in accordance with the Merger Agreement) or Liens that are not otherwise permitted by the Loan Agreement;
(g)
Collateral Agent and Lenders shall have received, at least five (5) Business Days (or such shorter period as may be acceptable to Collateral Agent and Lenders) prior to such proposed acquisition, (i) a copy of the Merger Agreement (and any related documents reasonably requested by the Collateral Agent and Lenders), (ii) a general description of the acquired assets or acquired business line or unit or division and the competitive position of such business line or unit or division within the industry, (iii) the sources and uses of funds to finance the proposed acquisition, and (iv) to the extent available, quarterly and annual audited financial statements of the Person whose Shares or assets are being acquired for the twelve (12) month period immediately prior to such proposed acquisition;
(h)
the Merger shall only involve assets located in the United States; provided, however, the Merger may also involve (i) tangible assets located outside the United States so long as the value of such tangible assets does not exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate with respect to any one acquisition and in the aggregate per fiscal year, and (ii) in-licensing of assets from outside the United States for worldwide application;

(i)
Collateral Agent and the Lenders shall have received a certificate from a Responsible Officer together with Board approved projections certifying and setting forth in reasonable detail that Existing Borrower has enough cash on hand to pay its projected expenses and all debt service when due for a period of twelve (12) months after the consummation of such transaction (after giving effect to such transaction);
(j)
the Merger shall be consensual and shall have been approved by the Bioniz’s board of directors;
(k)
Existing Borrower shall have delivered to Collateral Agent and Lenders, in form and substance satisfactory to the Collateral Agent and Lenders and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition and the pro forma certifications required by clause (l) below, in each case, as Collateral Agent and Lenders shall reasonably request; and
(l)
on or prior to the date of the Merger, the Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to the Collateral Agent and Lenders, a certificate of the chief financial officer of Existing Borrower certifying compliance with the requirements contained in this Section 2.2 and with the other terms of the Loan Documents.
3.
Joinder.
3.1
New Borrower. New Borrower hereby is added as a “Borrower” under the Loan Agreement. All references in the Loan Agreement to “Borrower” shall hereafter mean and include the Existing Borrower and New Borrower individually and collectively, jointly and severally; and New Borrower shall hereafter have all rights, duties and obligations of “Borrower” thereunder.
3.2
Joinder to Loan Agreement. New Borrower hereby joins the Loan Agreement and each of the Loan Documents (other than the Warrants) and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents (other than the Warrants), as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
3.3
Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, the Loan Documents or any other related documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.

3.4
Grant of Security Interest. New Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of the Loan Agreement to have priority to Collateral Agent’s Lien. New Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of the Loan Agreement, by New Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.
3.5
Representations and Warranties. New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct in all material respects on the date hereof with respect to Existing Borrower and New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.
4.
Amendment to Loan Agreement.
4.1
General. Each reference to the phrase “[n]either Borrower” in the Loan Agreement hereby is replaced with “[n]o Borrower.”:
4.2
Operating Accounts. Section 6.6(a) of the Loan Agreement hereby is amended and restated as follows:

“(a) Maintain all of Borrower’s or any Loan Party’s operating accounts with Bank, in accounts which are subject to a Control Agreement in favor of Collateral Agent, and maintain Borrower’s or any Loan Party’s primary Banking Services with Bank. Notwithstanding the foregoing, Bioniz may maintain a deposit account at Bank of America, so long as no later than March 14, 2022 such account is subject to a Control Agreement in favor of Collateral Agent and beginning on such date and at all times thereafter, such account does not have a balance of greater than Five Hundred Thousand Dollars ($500,000).”

4.3
Borrower Liability. New Section 12.13 is hereby added to the Loan Agreement to read as follows:

“12.13 Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non‑judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.”

5.
Limitation of Joinder and Amendment.
5.1
The consent, joinder and amendment set forth in Sections 2, 3 and 4 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
5.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
6.
Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
6.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof), except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date, and (b) no Event of Default has occurred and is continuing;
6.2
Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
6.3
The organizational documents of Borrower delivered to Collateral Agent and Lenders on or prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
6.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
6.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
6.6
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and
6.7
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.
Release by Borrower.
7.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
7.2
In furtherance of this release, Borrower expressly acknowledges and waives the provisions of California Civil Code Section 1542 (and any similar provision under the laws of any state), which states:

“A general release does not extend to claims THAT the creditor OR RELEASING PARTY does not know or suspect to exist in his or her favor at the time of executing the release AND THAT, if known by him or her, WOULD HAVE materially affected his or her settlement with the debtor OR RELEASED PARTY.”

7.3
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in respect of the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

8.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9.
Effectiveness. This Amendment shall be deemed effective upon delivery to Collateral Agent and Lenders of the following, in form and content acceptable to Collateral Agent and Lenders:
(a)
this Amendment duly executed by each party hereto;
(b)
the Corporate Borrowing Certificate attached hereto duly executed by New Borrower;
(c)
a Perfection Certificate duly executed by New Borrower;

(d)
Amended and Restated Secured Promissory Notes duly executed by each Borrower;
(e)
good standing certificates for New Borrower certified by the Secretary of State (or equivalent agency) of the State of Delaware and each jurisdiction in which New Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date of this Amendment;
(f)
a duly filed UCC Financing Statement with the Secretary of State of the State of Delaware, identifying New Borrower as a debtor;
(g)
the certificates and information required by Sections 2.2(i), 2.2(k) and 2.2(l) hereof; and
(h)
Borrower’s payment of all Lenders’ Expenses to the extent invoiced through the date of this Amendment.
10.
Conditions Subsequent. Borrower agrees to provide each of the following to Collateral Agent and Lenders and Borrower acknowledges and agrees that its failure to deliver any of the following in accordance with the deadline for such item shall be an immediate Event of Default under the Loan Agreement:
(a)
no later than thirty (30) days after the date hereof (or such longer period as Collateral Agent shall agree in writing in its discretion), Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to Collateral Agent, fully-executed Control Agreements in favor of Collateral Agent for all Collateral Accounts of New Borrower required by Section 6.6 of the Loan Agreement;
(b)
no later than thirty (30) days after the date hereof (or such longer period as Collateral Agent shall agree in writing in its discretion), Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to Collateral Agent, a fully-executed landlord waiver for New Borrower’s leased real property at 5 Mason, Ste 275, Irvine, CA 92618;
(c)
no later than thirty (30) days after the date hereof (or such longer period as Collateral Agent shall agree in writing in its discretion), Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to Collateral Agent, a fully-executed bailee waiver in favor of Collateral Agent in respect of each third party bailee where New Borrower maintains Collateral having a book value in excess of Five Hundred Thousand Dollars ($500,000.00); and
(d)
no later than thirty (30) days after the date hereof (or such longer period as Collateral Agent shall agree in writing in its discretion), Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to Collateral Agent, evidence of all insurance required to be maintained pursuant to the Loan Documents and all endorsements in favor of the Collateral Agent required under the Loan Documents have been obtained and are in effect.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By: /s/ Kristine Rohmer

Name: Kristine Rohmer

Title: Director

BORROWER: EQUILLIUM, INC. By: /s/ Jason Keyes Name: Jason Keyes Title: Chief Financial Officer BIONIZ THERAPEUTICS, INC. By: /s/ Jason Keyes Name: Jason Keyes Title: Chief Financial Officer

[Signature Page to Consent and Third Amendment to Loan and Security Agreement]

Exhibit A

Merger Agreement